Exhibit 32.1

              Certification of President and Chairman of the Board

  Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code


     I, Gary L. Martin, President of the Board of Capital Southwest Corporation, certify that, to my knowledge:

     1. the Form 10-Q, filed with the Securities and Exchange Commission on August 3, 2007 ("accompanied report") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2.       the  information   contained  in  the  accompanied  report  fairly
presents, in all material respects, the consolidated financial condition and results of operations of Capital Southwest Corporation.


Date: August 3, 2007                   By:  /s/ Gary L. Martin
      --------------                        ------------------------------------
                                            Gary L. Martin, President